Exhibit 23.1

Independent Auditors’ Consent

The Shareholders and Board of Directors of
Aspect Communications Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-36437, 33-36438, 33-39243, 33-69010, 33-50048, 33-94810, 333-07407, 333-24315, 333-38041, 333-91681, 333-53195, 333-33646, 333-50178, 333-57545, 333-73542 and 333-98829) on Form S-8 of Aspect Communications Corporation (the Company) of our report dated January 22, 2004, except as to the fourth paragraph of Note 9 and Note 21, which are as of February 13, 2004, and the second paragraph of Note 19, which is as of March 5, 2004, with respect to the consolidated balance sheets of the Company as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years then ended, and the related financial statement schedule, which report appears in the December 31, 2003, annual report on Form 10-K of the Company.

Our report refers to the Company’s adoption of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets.

/s/ KPMG LLP

Mountain View, California
March 22, 2004